EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2018 Financial Results; 2018 NII of $1.77 up 9.5% from 2017, 108% Coverage of 2018 Distributions of $1.64 Per Share

NEW YORK, Feb. 21, 2019 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $18.5 million, or $0.44 per share, for the fourth quarter of 2018. For the fiscal year ended December 31, 2018, the Company reported net investment income of $74.9 million, or $1.77 per share, an increase of 9.5%. Net investment income for the year ended December 31, 2017 was $68.4 million.

At December 31, 2018, net asset value (NAV) was $21.75 per share. At year end, Solar Capital’s investment portfolio remained 100% performing.

The Company’s Board of Directors declared a first quarter 2019 distribution of $0.41 per share, payable on April 3, 2019, to stockholders of record on March 21, 2019.  The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2018:

Comprehensive Investment portfolio* fair value: $1.7 billion
Number of portfolio companies: 222
Net assets: $919.2 million
Net asset value per share: $21.75

Comprehensive Investment Portfolio Activity* for the Quarter Ended December 31, 2018:

Investments made during the quarter: $284.0 million
Investments prepaid and sold during the quarter: $273.1 million

Comprehensive Investment Portfolio Activity** for the Year Ended December 31, 2018:

Investments made during the year: $959.5 million
Investments prepaid and sold during the year: $998.6 million

Operating Results for the Quarter Ended December 31, 2018:

Net investment income: $18.5 million
Net investment income per share: $0.44
Net realized and unrealized loss: $9.5 million
Net increase in net assets from operations: $8.9 million
Earnings per share: $0.21

Operating Results for the Year Ended December 31, 2018:

Net investment income: $74.9 million
Net investment income per share: $1.77
Net realized and unrealized loss: $8.0 million
Net increase in net assets from operations: $66.9 million
Earnings per share: $1.58

* The Comprehensive Investment Portfolio for the quarter ended December 31, 2018 is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s (“Crystal”) full portfolio and NEF Holdings, LLC (“NEF”) full portfolio, and excludes the fair value of the equity interests in Crystal and NEF.

** Comprehensive Portfolio Activity for the year ended December 31, 2018 includes gross originations through Crystal and NEF, and includes investment activity through the Senior Secured Unitranche Loan Program LLC (“SSLP”) and Senior Secured Unitranche Loan Program II (“SSLP II”), prior to the date of consolidation, attributable to the Company.

“Our strategy of investing in senior secured loans and developing diversified specialty finance verticals continues to drive strong results in credit quality, NAV preservation, and earnings power. At year end, 100% of the portfolio was performing, NAV is stable and FY 2018 net investment income increased 9.5% over the prior year,” said Michael Gross, Chairman and CEO.  “Over 72% of the Company’s Comprehensive Investment Portfolio was invested in commercial finance loans, reflecting our ongoing transition to a diversified specialty finance platform. These businesses have enhanced the Company’s ability to generate sustainable net investment income above our dividend level, while remaining under-levered. With significant dry powder across our verticals, we believe we are well positioned for continued earnings growth in 2019.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, February 22, 2019. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 9278405 when prompted. A telephone replay will be available until March 8, 2019 and can be accessed by dialing (855) 859-2056 and using the passcode 9278405. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended December 31, 2018, Solar Capital had total originations of $284.0 million and repayments of $273.1 million across the Company’s four core business units: cash flow, asset-based, equipment finance, and life science lending.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended December 31, 2018 was as follows:

Total Portfolio Activity (1) – Q4 2018 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Total Portfolio Activity
Originations	$51.4	$133.3	$36.0	$63.3	$284.0
Repayments / Amortization	$106.9	$113.5	$35.2	$17.5	$273.1
Net Portfolio Activity	($55.5)	$19.8	$0.8	$45.8	$10.9
  Total Portfolio Activity includes gross originations/repayments across each business unit.
  Includes Crystal Financial’s full portfolio and asset-based loans on the Company’s balance sheet.
  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

During the year ended December 31, 2018, Solar Capital had originations of $959.5 million and repayments of $998.6 million. Net originations of asset-based lending / specialty finance businesses were approximately $250 million while net originations of cash flow loans declined by approximately $290 million. Approximately $165 million of the decline in cash flow net originations was attributed to the repayment of second lien loans all at par or higher.

Total Portfolio Activity (1) – For the Year Ended 2018 (in millions)
Asset Classes	Cash Flow Loans(2)	Asset-based Loans / Crystal Financial(3)	Equipment Financings / NEF(4)	Life Science Loans	Total Portfolio Activity
Originations	$171.6	$374.5	$183.9	$229.5	$959.5
Repayments / Amortization	$458.4	$235.9	$110.8	$193.5	$998.6
Net Portfolio Activity	($286.8)	$138.6	$73.1	$36.0	$(39.1)
  Total Portfolio Activity includes gross originations/repayments across each business unit, including investment activity in SSLP and SSLP II
  Includes cash flow loan activity on the Company’s balance sheet and in SSLP and SSLP II’s, prior to the date of consolidation, attributable to the Company.
  Includes Crystal’s full portfolio and asset-based loans on the Company’s balance sheet.
  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at December 31, 2018 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(4)
	($mm)%
Cash Flow Senior Secured Loans	$444.3	25.9%	9.9%
Asset-Based Senior Secured Loans / Crystal Financial(1)	$609.5	35.5%	12.3%
Equipment Senior Secured Financings / NEF(2)	$380.9	22.2%	11.0%
Life Science Senior Secured Loans	$249.9	14.6%	11.7%(5)
Total Senior Secured Loans	$1,684.6	98.2%
Equity and Equity-like Securities	$30.0	1.8%
Total Comprehensive Investment Portfolio	$1,714.6	100%
Floating Rate Investments(3)	$1,276.3	75.0%
  Includes Crystal’s full portfolio and asset-based and lender finance loans on the Company’s balance sheet and excludes the Company’s equity investment in Crystal.
  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet and excludes the Company’s equity investments in NEF.
  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
  The weighted average asset yield for cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average yield for equipment financing and Crystal asset-based loans is calculated based on the expected average life of a loan for each asset class.
  Life Science yields exclude the impact of success fees and/or warrants.

The Comprehensive Investment Portfolio is diversified across over 222 unique issuers across over 90 industries and with an average exposure of $7.8 million or 0.45% per issuer.

At year end, 98.2% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 88.6% is in first lien senior secured loans and 11.4% is in senior secured second lien loans.

Solar Capital Ltd.’s Results of Operations for the Fiscal Year Ended December 31, 2018 compared to the Fiscal Year Ended December 31, 2017.

Investment Income

For the fiscal years ended December 31, 2018 and 2017, gross investment income totaled $153.5 million and $143.3 million, respectively. The increase in gross investment income from 2017 to 2018 was primarily due to growth of the average income producing portfolio.

Investment Income Contribution by Business Unit (1) (in millions)
For the Year Ended:	Cash Flow Lending	Asset-based Lending / Crystal Financial	Equipment Financing / NEF	Life Science Lending	Total
12/31/2018	$56.6	$41.2	$21.9	$33.8	$153.5
% Contribution	36.9%	26.8%	14.3%	22.0%	100.0%
  Investment Income Contribution by Business Unit includes interest income/fees from cash flow loans on balance sheet, income/fees from asset based loans on balance sheet and distributions from Crystal, income/fees from equipment financings and distributions from NEF, and income/fees from life science loans.

Expenses

Net expenses totaled $78.6 million and $75.0 million, respectively, for the fiscal years ended December 31, 2018 and 2017. The increase in expenses from 2017 to 2018 was primarily due to higher interest expense resulting from generally higher LIBOR and an increase in average borrowings to support a larger average income producing investment portfolio.

Net Investment Income

SLRC’s net investment income totaled $74.9 million and $68.4 million, or $1.77 and $1.62, per average share, respectively, for the fiscal years ended December 31, 2018 and 2017.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains (loss) for the fiscal years ended December 31, 2018 and 2017 totaled approximately $(8.0) million and $2.1 million, respectively. The net realized and unrealized loss for the fiscal year ended December 31, 2018 was primarily due to unrealized depreciation in the value of select investments, partially offset by unrealized appreciation of in the value of select investments and realized gains related to the sale of select assets and the redemption of warrants.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2018 and 2017, SLRC had a net increase in net assets resulting from operations of $66.9 million and $70.4 million, respectively. For the fiscal years ended December 31, 2018 and 2017, earnings per average share were $1.58 and $1.67, respectively.

Modified Minimum Asset Coverage Ratio Shareholder Authorization

The Small Business Credit Availability Act permits BDCs to reduce the required minimum asset coverage ratio applicable to a BDC from 200% to 150%, subject to certain requirements therein. At the Company’s Annual Stockholder Meeting held on October 11, 2018, the Company’s stockholders approved the proposal to authorize the Company to become subject to a minimum asset coverage ratio of at least 150% effective as of October 12, 2018. The Company previously announced that its board of directors, including a “required majority” approved the Reduced Asset Coverage Ratio, which would have become effective August 2, 2019. However, as a result of the stockholder approval at the Company’s Annual Meeting, the asset coverage ratio was decreased to the new requirement permitting the Company to incur additional leverage as of October 12, 2018.

Liquidity and Capital Resources

On November 21, 2018, the Company amended its Credit Facility which, among other things, reduced the asset coverage covenant from 200% to 150% and made certain related changes to the borrowing base calculations.

As of December 31, 2018, the Company had a total of approximately $550 million of unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits. When including the unused borrowing capacity of the non-recourse credit facilities of Crystal and NEF, the Company had approximately $700 million of unused borrowing capacity under its credit facilities, subject to borrowing base limits at December 31, 2018.

Credit Rating

On November 28, 2018, Moody’s Investors Service assigned an investment grade rating of Baa3, with a stable outlook to Solar Capital. The Company is rated investment grade by both Moody’s Investor Service and Fitch Ratings, Inc.

Solar Capital Ltd. Portfolio

Asset Quality

As of December 31, 2018, 100% of SLRC’s portfolio was performing.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2018, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$75.9	5.2%
2	$1,307.3	89.8%
3	$72.3	5.0%
4	$0.6	0.0%

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	December 31, 2018	December 31, 2017
Assets
Investments at fair value:
Companies less than 5% owned (cost: $948,478 and $835,041, respectively)	$ 944,597	$ 834,410
Companies more than 25% owned (cost: $500,792 and $609,226, respectively)	511,483	626,760
Cash	7,570	5,963
Cash equivalents (cost: $199,646 and $144,826, respectively)	199,646	144,826
Dividends receivable	9,065	15,013
Interest receivable	7,619	7,336
Receivable for investments sold	2,073	6,160
Other receivable	593	58
Prepaid expenses and other assets	783	1,039

Total assets.	$ 1,683,429	$ 1,641,565

Liabilities
Revolving credit facility	$ 96,400	$ 245,600
Unsecured senior notes due 2022	150,000	150,000
Unsecured tranche c senior notes due 2022 ($21,000 and $21,000 face amounts, respectively, reported net of unamortized debt issuance costs of $123 and $316, respectively	20,877	20,684
Unsecured senior notes due 2023 ($75,000 and $75,000 face amounts, respectively, reported net of unamortized debt issuance costs of $1,457 and $1,813, respectively	73,543	73,187
Term loans	50,000	50,000
SSLP 2016-1, LLC revolving credit facility (the “SSLP Facility”)	53,785	—
NEFPASS SPV LLC credit facility ($30,000 and $0 face amounts, respectively, reported net of unamortized debt issuance costs of $1,067 and $0, respectively	28,933	—
Payable for investments and cash equivalents purchased	251,391	145,118
Distributions payable	17,542	16,904
Management fee payable	6,504	7,373
Performance-based incentive fee payable	4,613	4,660
Interest payable	4,714	2,485
Administrative services expense payable	2,716	2,756
Other liabilities and accrued expenses	3,240	1,193

Total liabilities	$ 764,258	$ 719,960

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$ 423	$ 423
Paid-in capital in excess of par	992,438	991,340
Accumulated distributable net loss	(73,690)	(70,158)

Total net assets	$ 919,171	$ 921,605

Net Asset Value Per Share	$ 21.75	$ 21.81

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	2018	2017
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$ 98,172	$ 88,014
Companies more than 25% owned	2,827	1,222
Dividends:
Companies less than 5% owned	28	26
Companies more than 25% owned	50,953	52,496
Other income:
Companies less than 5% owned	1,367	1,334
Companies more than 25% owned	179	246

Total investment income	153,526	143,338

EXPENSES:
Management fees	25,789	27,409
Performance-based incentive fees	18,722	17,055
Interest and other credit facility expenses	24,728	21,666
Administrative services expense	5,247	5,215
Other general and administrative expenses	4,151	3,630

Total expenses	78,637	74,975

Net investment income	$ 74,889	$ 68,363

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$ 1,857	$ 310
Companies 5% to 25% owned	246	(8,104)
Companies more than 25% owned	(25)	(6)

Net realized gain (loss) on investments and cash equivalents	2,078	(7,800)
Net realized loss on extinguishment of debt:	—	(2,782)
Net realized gain (loss) on foreign currencies:	—	(1,433)

Net realized gain (loss)	2,078	(12,015)

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(2,805)	10,541
Companies 5% to 25% owned	—	7,734
Companies more than 25% owned	(7,288)	(4,193)

Net change in unrealized gain (loss)	(10,093)	14,082

Net realized and unrealized gain (loss) on investments, cash equivalents and foreign currencies	(8,015)	2,067

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$ 66,874	$ 70,430

EARNINGS PER SHARE	$ 1.58	$ 1.67

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U. S. middle market companies in the form of senior secured cash flow and asset-based investments.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770